THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-01  CUSIP # 126691                                    FINAL 07/29/96

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691

                                 Distribution Date                      07/25/96

                                                                                               SINGLE                TOTAL
4.04(i)        Reduction of the Stated Amount of Certificates                                CERTIFICATE            AMOUNT
                       Class A-1 Certificates.                           SW5                 $9.62652721            $355,035.95
                       Class A-2 Certificates.                           SX3                 $0.00000000                  $0.00
                       Class A-3 Certificates.                           SY1                 $7.14294453            $336,075.54
                       Class A-4 Certificates.                           SZ8                 $0.00000000                  $0.00
                       Class A-5 Certificates.                           TA2                 $0.00000000                  $0.00
                       Class A-6 Certificates.                           TB0                 $0.72654455              $7,991.99
                       Class A-7 Certificates.                           N/A                 $0.00000000                  $0.00
                       Class X Certificates.                             TD6                 $0.00000000                  $0.00
                       Class A-R Certificates.                           TE4                 $0.00000000                  $0.00
                       Class PO Certificates.                            TC8                $10.03416756              $5,374.17
                       Class B-1 Certificates.                           TF1                 $0.72654430              $2,869.85
                       Class B-2 Certificates.                           TG9                 $0.72654387              $1,912.99
                       Class B-3 Certificates.                           TH7                 $0.72654284              $1,466.89
                       Class B-4 Certificates.                                               $0.72654897                $637.91
                       Class B-5 Certificates.                                               $0.72653992                $382.16
                       Class B-6 Certificates.                                               $0.72654227                $384.75

                                                                                       Total                         712,132.20
               Aggregate amount of any Principal Prepayments                                                       1,036,860.04

                                                                                                SINGLE                  TOTAL
4.04(ii)       Amounts distributed representing interest                                      CERTIFICATE              AMOUNT
                       Class A-1 Certificates.                                                $5.37759497           $198,331.08
                       Class A-2 Certificates.                                                $5.58333312            $86,988.33
                       Class A-3 Certificates.                                                $5.53225717           $260,292.70
                       Class A-4 Certificates.                                                $5.24137105            $15,100.39
                       Class A-5 Certificates.                                                $5.61575495            $16,178.99
                       Class A-6 Certificates.                                                $6.02871273            $66,315.84
                       Class A-7 Certificates.                                                $6.94618193           $335,076.87
                       Class X Certificates.                                                  $0.40790270            $60,491.00
                       Class A-R Certificates.                                                $0.00000000                 $0.00
                       Class PO Certificates.                                                 $0.00000000                 $0.00
                       Class B-1 Certificates.                                                $6.02871392            $23,813.42
                       Class B-2 Certificates.                                                $6.02871250            $15,873.60
                       Class B-3 Certificates.                                                $6.02871223            $12,171.97
                       Class B-4 Certificates.                                               $10.06313688             $5,293.21
                       Class B-5 Certificates.                                                $6.02870722             $3,171.10
                       Class B-6 Certificates.                                                $6.02870521             $3,192.58


                                                                                       Total                       1,102,291.08

4.04(iii)      Amount of shortfall which is less than the full amount that would be distributed:
                       Principal                                  0.00
                       Interest                                   0.00

4.04(iv)       Stated Amount of Certificates after this                 ORIGINAL            SINGLE                TOTAL
               Distribution                                             BALANCE           CERTIFICATE            AMOUNT
                       Class A-1 Certificates.                         36,881,000.00       $968.11800900         $35,705,160.29
                       Class A-2 Certificates.                         15,580,000.00     $1,000.00000000         $15,580,000.00
                       Class A-3 Certificates.                         47,050,000.00       $976.36944102         $45,938,182.20
                       Class A-4 Certificates.                          2,881,000.00       $898.52072544          $2,588,638.21
                       Class A-5 Certificates.                          2,881,000.00       $898.52072544          $2,588,638.21
                       Class A-6 Certificates.                         11,000,000.00       $997.12936636         $10,968,423.03
                       Class A-7 Certificates.                         48,239,000.00       $993.43740749         $47,922,427.10
                       Class X Certificates.                          148,297,622.57         $0.00000000        $145,443,225.98
                       Class A-R Certificates.                              1,000.00         $0.00000000                  $0.00
                       Class PO Certificates.                             535,587.03       $986.78162539            $528,507.44
                       Class B-1 Certificates.                          3,950,000.00       $997.12936709          $3,938,661.00
                       Class B-2 Certificates.                          2,633,000.00       $997.12936574          $2,625,441.62
                       Class B-3 Certificates.                          2,019,000.00       $997.12936602          $2,013,204.19
                       Class B-4 Certificates.                            878,000.00       $997.12936219            $875,479.58
                       Class B-5 Certificates.                            526,000.00       $997.12937262            $524,490.05
                       Class B-6 Certificates.                            529,563.13       $997.12936964            $528,042.95

                                                                                       Total                     172,325,295.87

4.04(v)        The Pool Stated Principal Balance for the following Distribution Date:                            172,325,295.90

4.04(vi)       Senior Percentage for the following Distribution Date                                           93.903256000550%
               Subordinated Percentage for the following Distribution Date                                      6.096743999450%

4.04(vii)      Amount of the Master Servicing Fees paid to or retained by the Master Servicer with                    96,526.47
               respect to such Distribution Date

4.04(viii)     Pass-Through Rate for each such Class of Certificates
                       Class A-1 Certificates.                   6.60000%
                       Class A-2 Certificates.                   6.70000%
                       Class A-3 Certificates.                   6.75000%
                       Class A-4 Certificates.                   7.00000%
                       Class A-5 Certificates.                   7.50000%
                       Class A-6 Certificates.                   7.25000%
                       Class A-7 Certificates.                   7.25000%
                       Class X Certificates.                     0.49788%
                       Class A-R Certificates.                   7.25000%
                       Class PO Certificates.                    0.00000%
                       Class B-1 Certificates.                   7.25000%
                       Class B-2 Certificates.                   7.25000%
                       Class B-3 Certificates.                   7.25000%
                       Class B-4 Certificates.                   7.25000%
                       Class B-5 Certificates.                   7.25000%
                       Class B-6 Certificates.                   7.25000%

4.04(ix)       Amount of Advances included in the distribution on this Distribution Date                               9,083.15
               Aggregate amount of Advances outstanding as of the close of business on such                           15,172.95
               Distribution Date.

4.04(x)        A.  The  number and aggregate principal amounts of Mortgage Loans delinquent

                    30 to 59 days               3                    770,829.38
                    60 to 89 days               0                          0.00
                    90 or more                  1                    396,000.00

               B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent

                    In Foreclosure              0                           0.00

4.04(xi) Loan number and Stated Principal Balance for any Mortgage loan that became an REO Property during the preceding calendar month.

4.04(xii)      Total number and principal balance of any REO Properties as of the close of business on                     0.00
               the Determination Date preceding such Distribution Date.

4.04(xiii)     Senior Prepayment Percentage for following Distribution Date                                   100.000000000000%

4.04(xiv)      Aggregate amount of Realized Losses incurred during preceding month
               Aggregate amount of Realized Losses through Distribution Date                                               0.00

4.04(xv)       Special Hazard Loss Coverage Amount                                                                 3,760,049.30
               Required Fraud Loss Coverage                                                                        8,000,007.24
               Current Bankruptcy Coverage                                                                            50,000.00